Exhibit 10.2

Execution Copy

October 2, 2019

Bryan Everett

Rite Aid Corporation

30 Hunter Lane

Camp Hill, PA 17011

Re:                             Separation of Employment

Dear Bryan:

This letter agreement (this “Agreement”) confirms our understanding and agreement with respect to your separation of employment with Rite Aid Corporation (the “Company,” and together with you, the “Parties”). Capitalized terms not otherwise defined herein will have the meanings attributed to them in your employment agreement with the Company, effective as of June 22, 2015, as amended (the “Employment Agreement”).

1.                                      Separation of Employment. Your last day of employment with the Company shall be October 11, 2019 (the “Separation Date”).  As of the Separation Date, you irrevocably resign from all positions you currently hold with the Company and its subsidiaries, including as Chief Operating Officer and agree to execute any additional documents required by the Company to effectuate such resignations.  You agree that, following the Separation Date, you will not represent yourself to be associated in any capacity with the Company or any of its subsidiaries or affiliates (collectively, the “Company Group”).

2.                                      Accrued Benefits; Severance.

(a)                                 Whether or not this Agreement becomes effective pursuant to its terms, the Company will pay you the Accrued Benefits set forth on Appendix A hereto, less all applicable withholdings and deductions.

(b)                                 Provided that this Agreement becomes effective on the Release Effective Date (as defined in Section 5(c) below) and you remain in compliance with this Agreement at all times, the Company will pay you the severance payments and benefits set forth on Appendix A items 2(a) through 2(e), in each case less all applicable withholdings and deductions, at the time and in the form set forth on Appendix A.

3.                                      Release.

(a)                                 You hereby release, discharge and forever acquit the Company, and its affiliates and subsidiaries and each of their past, present and future stockholders, directors, employees, agents, successors and assigns of the foregoing, in their personal and representative capacities (individually, “Company Party,” and collectively, the “Company  Parties”), from liability for, and hereby waive, any and all claims, charges, liabilities, causes of action, rights, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, benefits, obligations, damages, demands or liabilities of every nature, kind and description, in law, equity or otherwise, whether known or unknown, suspected or unsuspected  (collectively, “Claims”) which you or your heirs, executors, administrators, spouse, relatives, successors or assigns ever had, now have or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (i) arising from the beginning of time through the date upon which you sign this Agreement including, but not limited to (A) any such Claims relating in any way to your employment relationship with the Company or any other Company Parties, and (B) any such Claims arising under any federal, state, local or foreign statute or regulation, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (the “ADEA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Law and any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (ii) relating to wrongful employment termination; or (iii) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any of the other Company Parties and you, including, without limitation, the Employment Agreement, between you and the Company and any incentive compensation plan or equity plan with any Company Party. Notwithstanding the above, this release does not extend to (A) claims for Accrued Benefits; (B) claims for worker’s compensation benefits or for an occupational disease; (C) any whistleblower claims arising under the Sarbanes-Oxley Act or Dodd-Frank Wall Street Reform and Consumer Protection Act; (D) claims to require the Company to honor its commitments set forth in this Agreement; (E) claims to interpret or to determine the scope, meaning or effect of this Agreement; (F) claims for indemnification and officers and directors liability insurance coverage under Section 4.7 of the Employment Agreement, the Company’s charter, by-laws or applicable law; and/or (G) claims that cannot be waived as a matter of law pursuant to federal, state, or local law (collectively, clauses (A) through (G) are the “Excluded Claims”).

(b)                                 You further acknowledge and agree that, except with respect to the  Excluded Claims and the payments and benefits set forth on Appendix A as referenced in Section 1, the Company Parties have fully satisfied any and all obligations whatsoever owed to you arising out of your employment with the Company or any other Company Party, and that no further payments or benefits are owed to you by the Company or any other Company Party.

4.                                      Attorney Consultation; Voluntary Agreement.  You acknowledge that (a) the Company has advised you to consult with an attorney of your own choosing before signing this Agreement, (b) you have been given the opportunity to seek the advice of counsel, (c) you have carefully read and fully understand all of the provisions of this Agreement, including the release in Section 3 (the “Release”), (d) the Release specifically applies to any rights or claims you may have against the Company Parties pursuant to the ADEA, (e) you are entering into this Agreement knowingly, freely and voluntarily in exchange for good and valuable consideration to which you are not otherwise entitled, including the payments and benefits referenced in items 2(a) through 2(e) of Appendix A of this Agreement and (f) you have the full power, capacity and authority to enter into this Agreement.

5.                                      Review and Revocation Period.

(a)                                 You have forty-five (45) days following your receipt of this Agreement to review its terms, including the Release, and to reflect upon them and consider whether you want to sign it, although you may sign it sooner. You understand and agree that you may consent to this Agreement, including the Release, by signing and returning this Agreement within the applicable time frame to General Counsel, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, PA 17011 or by e-mail at jcomitale@riteaid.com.

(b)                                 You may revoke your consent to the Release within the seven day period beginning on the date you execute this Agreement (such seven day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by you and

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delivered to the Company at the above address before 11:59 p.m., Eastern Standard time, on the last day of the Release Revocation Period.

(c)                                  In the event of such revocation by you, the Release shall be of no force or effect, and you will not have any rights and the Company will not have any obligations under Section 2(b) of this Agreement. Provided that you do not revoke your consent to the Release within the Release Revocation Period, the Release shall become effective on the eighth (8th) calendar day after the date upon which you execute this Agreement (the “Release Effective Date”).

6.                                      Restrictive Covenants. You acknowledge and agree that the confidentiality obligations and the restrictive covenants and agreements set forth in Sections 6 and 7 of the Employment Agreement, respectively, and any other written restrictive covenants and confidentiality agreements in effect with the Company, are incorporated herein by reference and fully made a part hereof for all purposes and remain in full force and effect.

7.                                      Cooperation. You agree that, at mutually agreeable times, you will meet with representatives of the Company, or its respective parent or subsidiary company representatives and provide any information you acquired during the course of your employment relating in any way to any legal disputes involving the Company. You further agree that you will cooperate fully with the Company relating to any such litigation matter or other legal proceeding in which you were involved or on which you have knowledge by virtue of your employment with the Company, including any existing or future litigation or other legal proceeding involving the Company, whether administrative, civil or criminal in nature in which and to the extent the Company deems your cooperation necessary. You will be entitled to reimbursement by the Company of reasonable costs and expenses incurred by you in connection with complying with your obligations under Section 7 of this Agreement.

8.                                      Non-Disparagement. You agree that you will not make any negative comments or disparaging remarks, in writing, orally or electronically (“Disparaging Remarks”), about the Company or any of the other Company Parties and their respective products and services.  The Company agrees to instruct members of its senior management team not to, for as long as such individuals remain affiliated with the Company, make any Disparaging Remarks about you.

9.                                      Permitted Disclosures. Pursuant to 18 U.S.C. § 1833(b), you will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to your attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding if you (I) file any document containing the trade secret under seal and (II) do not disclose the trade secret except pursuant to court order. Nothing in this Agreement or any other agreement you have with the Company is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in any agreement you have with the Company will prohibit or restrict you from making any voluntary disclosure of information or documents related to any violation of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company.

10.                               No Admission. Nothing herein will be deemed to constitute an admission of wrongdoing by you or any of the Company Parties. Neither this Agreement nor any of its terms may be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

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11.                               Counterparts. This Agreement may be executed in counterparts, and each counterpart, when so executed and delivered, will be deemed to be an original and both counterparts, taken together, will constitute one and the same Agreement. A faxed or .pdf-ed signature will operate the same as an original signature.

12.                               Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Company and any successor organization which shall succeed to the Company by acquisition, merger, consolidation or operation of law, or by acquisition of assets of the Company and any assigns. You may not assign this Agreement, except with respect to the rights provided under Section 2 of this Agreement, which will inure to the benefit of your heirs, executors and administrators. In the event of your death at any time, your estate will receive all unpaid payments and benefits due you under this Agreement, including under Appendix A.

13.                               Severability; Blue-Penciling. The provisions of this Agreement are severable and the invalidity of any one or more provisions will not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the scope thereof, the Parties hereto agree that said court in making such determination shall have the power to reduce the scope of such provision to the extent necessary to make it enforceable, and that this Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

14.                               Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any conflict of law principles thereof that would give rise to the application of the laws of any other jurisdiction.

15.                               Entire Agreement/No Oral Modifications. This Agreement constitutes the entire agreement between you and any of the Company Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, representations, arrangements or agreements relating thereto, whether written or oral, including but not limited to the Employment Agreement, provided, however, that Section 4.7 of the Employment Agreement shall survive the Separation Date, and Sections 6 and 7 of the Employment Agreement shall remain in effect, for the duration and on the terms set forth therein. You represent that in executing this Agreement, you have not relied on any representation or statement not set forth herein. No amendment or modification of this Agreement shall be valid or binding on the Parties unless in writing and signed by both Parties.

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the dates indicated below.

Rite Aid Corporation			Bryan Everett

By:	/s/ James J. Comitale		/s/ Bryan Everett
	Name:	James J. Comitale	Bryan Everett
	Title:	EVP, General Counsel & Secretary

Date: October 2, 2019			Date: October 2, 2019

APPENDIX A

ACCRUED BENEFITS AND SEVERANCE BENEFITS

1.              Accrued Benefits: The Company will pay or provide to you (i) your Base Salary earned through the Separation Date plus $57,692 representing four weeks of vacation (inclusive of any paid time off that has been accrued but unused in accordance with the Company’s policies); (ii) any reimbursements owed to you pursuant to Section 4.2 of the Employment Agreement; and (iii) the amounts accrued and credited to your account under the Company’s Supplemental Executive Retirement Plan, 401(k) Savings Plan and other tax-qualified retirements plans in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (the “Accrued Benefits”).

2.              Severance Benefits: You will be paid or provided with the following payments/benefits:

a.              $3,375,000, representing two times the sum of Base Salary and Annual Target Bonus, payable in equal installments over 24 months following the Separation Date in accordance with the Company’s regular payroll practices.  Notwithstanding the forgoing, to the extent that (i) any payment to which you are entitled under this Agreement, the Employment Agreement or any other plan or agreement referenced in the Employment Agreement in connection with the termination of your employment with the Company constitutes deferred compensation subject to Section 409A of the Internal Revenue Code and (ii) you are deemed at the time of such termination of employment to be a “specified employee” under Code Section 409A, such payments will not be made or commence until the earliest of: (A) the expiration of the six (6) month period measured from the date of your “separation from service” (as such term is at the time defined in Treasury Regulations under Code Section 409A) with the Company or (B) the date of your death following such separation from service; provided, however, that such deferral will only be effected if and to the extent required to avoid adverse tax treatment to you, including, without limitation, those imposed under Code Section 409A(a)(1)(B) in the absence of such deferral; provided, however, that if the Company reasonably and in good faith determines, based upon and in accordance with advice from its outside counsel or tax advisors, that a deferral pursuant to this sentence is necessary, you agree that the Company will not be liable to you for any damages to you arising from such deferral of such payment. Upon the expiration of the deferral period, any payments that would have otherwise been made during that period (whether in a single sum or in installments) will be paid in a single cash lump sum payment to you (or your beneficiary, as applicable).  With regard to any provision that provides for reimbursement of costs and expenses or of in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement or in-kind benefits to be provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect, and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense occurred.  Each installment or amount to be paid or benefit to be provided to the Executive shall be construed as a “separate

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identified payment” for purposes of Code Section 409A to the fullest extent permitted therein.

b.              Pro-rata portion of your annual bonus for FY 2020 based on actual performance following determination by the Compensation Committee (or the Board) that the Company has achieved or exceeded its annual performance targets for the fiscal year, determined by multiplying your then Annual Target Bonus (on the date hereof, 125% of your Base Salary) by a fraction (x) the numerator of which is the number of days between the beginning of the 2020 fiscal year and the Separation Date and (y) the denominator of which is 365, paid at the same time as annual performance bonus amounts are paid to the Company’s executive team generally in respect of FY 2020.

c.               Accelerated vesting as of the Separation Date with respect to those stock options and restricted stock awards that would have vested within the two (2) year period following the Separation Date.

d.              Continued health insurance coverage at the Company’s cost for you, your spouse and your other eligible dependents for two (2) years following the Separation Date.

e.               $61,643.83, representing payment of thirty (30) days’ Base Salary in lieu of the thirty (30) day notice period provided under Section 5.3 of the Employment Agreement, payable in a lump sum following the Separation Date in accordance with the Company’s regular payroll schedule.

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